EXHIBIT 10.57(c)
SMITH & WESSON HOLDING CORPORATION
AND
CERTAIN AFFILIATED ENTITIES
AMENDMENT NO. 3 AND JOINDER TO CREDIT AGREEMENT
     This Amendment No. 3 and Joinder to Credit Agreement (this “Amendment No. 3”) dated as of July 20, 2009 (the “Amendment Date”), is among Smith & Wesson Holding Corporation, a Nevada corporation (“Holdings”), Smith & Wesson Corp., a Delaware corporation (“S&W Corp.”), Thompson/Center Arms Company, Inc., a New Hampshire corporation (“TCAC” and, together with Holdings and S&W Corp., the “Initial Borrowers”), Thompson Center Holding Corporation, a Delaware corporation (“TCHC”), Fox Ridge Outfitters, Inc., a New Hampshire corporation (“Fox Ridge”), Bear Lake Holdings, Inc., a Delaware corporation (“Bear Lake”), K.W. Thompson Tool Company, Inc., a New Hampshire corporation (“K.W. Thompson”), O.L. Development, Inc., a New Hampshire corporation (“O.L. Development”), and Universal Safety Response, Inc. (formerly known as SWAC-USR II, Inc.), a Delaware corporation, successor by merger to Universal Safety Response, Inc., a New York corporation, successor by merger to SWAC USR-I, Inc., a Delaware corporation (the “New Subsidiary” and, together with the Initial Borrowers, the “Borrowers” and each individually, a “Borrower”, and the Borrowers, together with TCHC, Fox Ridge, Bear Lake, K.W. Thompson and O.L. Development, the “Loan Parties” and each individually a “Loan Party”), the Lenders (as defined below), and TD Bank, N.A., a national banking association (“TD Bank”), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other lenders party to the Credit Agreement (as defined below) from time to time (the “Lenders”).
RECITALS:
     WHEREAS, the Initial Borrowers have entered into that certain Credit Agreement dated as of November 30, 2007 with the Lenders and the Administrative Agent, as amended by that certain Amendment No. 1 to Credit Agreement and Assignment and Acceptance of Collateral Documents dated as of October 31, 2008 and that certain Amendment No. 2 to Credit Agreement dated as of March 12, 2009 (as so amended and as it may be further amended from time to time, the “Credit Agreement”);
     WHEREAS, Holdings has informed the Agent and the Lenders that Holdings has entered into an Agreement and Plan of Merger dated as of June 18, 2009 (the “Purchase Agreement”) among Holdings, SWAC-USR I, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“SWAC I”), the New Subsidiary, Universal Safety Response, Inc., a New York corporation (“Predecessor USR”), and William C. Cohen, Jr., as Stockholders’ Representative (the “Stockholders’ Representative”), pursuant to which Holdings shall acquire Predecessor USR, for a purchase price in the amount of $52,500,000 payable in cash and common stock of

Holdings (the “Purchase Price”), which acquisition shall be effected through the following transactions (collectively, the “USR Acquisition”): (a) SWAC I shall merge with and into Predecessor USR in a transaction whereby Predecessor USR shall continue as the surviving corporation and a wholly-owned subsidiary of Holdings and the separate existence of SWAC I shall cease (the “Initial Merger”) and (b) immediately after the consummation of the Initial Merger, Predecessor USR shall merge with and into the New Subsidiary in a transaction whereby the New Subsidiary shall continue as the surviving corporation and a wholly-owned subsidiary of Holdings and the separate existence of Predecessor USR shall cease (the “Subsequent Merger” and, together with the Initial Merger, the “Mergers”);
     WHEREAS, Holdings has informed the Administrative Agent and the Lenders that the USR Acquisition constitutes a Permitted Acquisition under and as defined in the Credit Agreement;
     WHEREAS, pursuant to Section 6.13 of the Credit Agreement, Holdings is required to cause the New Subsidiary to guaranty the obligations of the the Initial Borrowers under the Loan Documents and, concurrently herewith, the New Subsidiary is executing and delivering certain joinders to the Loan Documents as more particularly set forth in Section 6.3 below pursuant to which it will guaranty such obligations, but the New Subsidiary also wishes to become a party to the Credit Agreement as an additional “Borrower” thereunder with respect to the revolving credit facility thereunder;
     WHEREAS, in connection with the execution and delivery of the Credit Agreement, the Initial Borrowers entered into a post-closing letter dated as of November 30, 2007 among the Initial Borrowers and the Administrative Agent (the “Post-Closing Letter”) and, pursuant to Section 4 of the Post-Closing Letter, the Initial Borrowers agreed to cause the dissolution and liquidation of Smith & Wesson Firearms Training Centre GmbH (the “German Subsidiary”) on or before November 30, 2008;
     WHEREAS, the Initial Borrowers have failed to cause the dissolution and liquidation of the German Subsidiary and, pursuant to the Post-Closing Letter, such failure, at the option of the Administrative Agent, could constitute an Event of Default under the Credit Agreement (the “Potential Event of Default”);
     WHEREAS, the Administrative Agent has not yet declared the Potential Event of Default as an Event of Default;
     WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders waive the requirement under the Post-Closing Letter that the Borrowers cause the dissolution and liquidation of the German Subsidiary, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions set forth herein;
     WHEREAS, the Loan Parties, the Administrative Agent and the Lenders wish to enter into this Amendment No. 3 to add the New Subsidiary as a party to the Credit Agreement as an additional Borrower thereunder, to amend certain provisions of the Credit Agreement to reflect the consummation of the USR Acquisition and such addition of the New Subsidiary as a party to the Credit Agreement and to grant the waivers referred to in the immediately preceding recital, all as more particularly set forth herein;
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing recitals are hereby incorporated by reference herein.
     2. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
     3. Joinder of New Subsidiary. By executing this Amendment No. 3, the New Subsidiary hereby becomes a party to the Credit Agreement as a “Borrower” with the same force and effect as if originally named therein as a “Borrower” and, without limiting the generality of the foregoing, hereby expressly agrees to be bound by all of the terms and provisions of the Credit Agreement and to pay and perform all obligations and liabilities of a Borrower under the Credit Agreement. In furtherance of the foregoing, the New Subsidiary and each of the other Borrowers hereby acknowledge and agree that the obligations of the New Subsidiary and the other Borrowers under the Credit Agreement are joint and several. The New Subsidiary hereby represents and warrants that (a) it has received a complete copy of the Credit Agreement and each of the other Loan Documents, (b) it has fully reviewed each and every provision of the Credit Agreement and each of the other Loan Documents and discussed the same with legal counsel selected by the New Subsidiary and (c) each of the representations and warranties contained in Article V of the Credit Agreement made by each Borrower are true and correct on and as of the date hereof as to the New Subsidiary. Each Loan Party hereby acknowledges and agrees that from and after the date hereof all references in the Credit Agreement, the Guaranty and each of the other Loan Documents to the “Borrowers” shall be deemed to include the New Subsidiary.
     4. Amendments to Credit Agreement. The parties hereto hereby agree that, effective on the Amendment Date, the Credit Agreement is hereby amended as follows:
          4.1 The preamble to the Credit Agreement is hereby amended by deleting the parenthetical set forth on the fifth and sixth lines of the preamble which reads “(Holdings, S&W Corp. and TCAC are, individually, “Borrower” and, collectively, “Borrowers”)” and replacing it with the following: “(Holdings, S&W Corp. and TCAC are, individually, an “Initial Borrower” and, collectively, the “Initial Borrowers”).
          4.2 Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Borrower(s)”, “Guaranty”, “Holdings/S&W Corp. Guaranty”, “Holdings/TCAC Guaranty” and “Operating Company” in their entirety and substituting the following therefor:
          “Borrower(s)” means (a) from the Effective Date to but not including the Third Amendment Date, the Initial Borrowers and (b) from and after the Third Amendment Date, the Initial Borrowers and USR.

          “Guaranty” means, as the context requires, each and all of (a) the Subsidiary Guaranty, the Holdings/TCAC Guaranty, the Holdings/S&W Corp. Guaranty and the Operating Companies Guaranty, each of even date herewith, and (b) the Holdings/S&W Corp./TCAC Guaranty dated as of the Third Amendment Date, in each case, as the same may be amended, restated or modified from time to time.
          “Holdings/S&W Corp. Guaranty” means the Guaranty by Holdings, S&W Corp., and any other entity (including without limitation, USR) becoming a party thereto as an additional guarantor from time to time in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit H-1.
          “Holdings/TCAC Guaranty” means the Guaranty made by Holdings, TCAC and any other entity (including without limitation, USR) becoming a party thereto as an additional guarantor from time to time in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit H-2.
          “Operating Company” means S&W Corp., TCAC and USR and/or any other Loan Party now or hereafter designated by the Administrative Agent as an Operating Company.”
          4.3 Section 1.01 is hereby further amended by inserting the following new definitions therein in appropriate alphabetical order:
          “Holdings/S&W Corp./TCAC Guaranty” means the Guaranty made by Holdings, S&W Corp., TCAC and any other entity becoming a party thereto as an additional guarantor from time to time in favor the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit H-3.
          “Third Amendment” means Amendment No. 3 and Joinder to Credit Agreement dated as of the Third Amendment Date among the Loan Parties, the Lenders and the Administrative Agent.
          “Third Amendment Date” means July 20, 2009.
          “USR” means Universal Safety Reponse, Inc. (formerly known as SWAC-USR II, Inc.), a Delaware corporation, successor by merger to Universal Safety Response, Inc., a New York corporation, successor by merger to SWAC-USR I, Inc., a Delaware corporation.
          4.4 Section 7.03(a) of the Credit Agreement is hereby amended by (a) deleting the word “and” set forth at the end of clause (ii) thereof and (b) inserting the following therein as new clause (iv) immediately after clause (iii) thereof and immediately prior to the proviso set forth in Section 7.03(a):
          “and (iv) any Loan Party or Subsidiary may merge with another Person in connection with a Permitted Acquisition so long as such Loan Party is the surviving entity in any such merger involving a Loan Party”

          4.5 Section 7.04(a) of the Credit Agreement is hereby amended by deleting such Section 7.04(a) in its entirety and substituting the following therefor:
          “(a) Permitted Investments, provided that, in the case of investments described in clauses (a) through (e) of the definition of Permitted Investments, such investments shall be subject to control agreements in favor of the Administrative Agent or otherwise subject to a perfected security interest in favor of the Administrative Agent;”
          4.6 The Schedules to the Credit Agreement are hereby amended by deleting such Schedules in their entirety and replacing them with the updated Schedules attached hereto.
          4.7 The Exhibits to the Credit Agreement are hereby amended by deleting Exhibit D (Form of Borrowing Base Certificate) to the Credit Agreement in its entirety and replacing it with Exhibit D attached hereto.
     5. Representations and Warranties. Each of the Loan Parties, by its execution hereof, jointly and severally represents and warrants as follows:
          5.1. Legal Existence; Organization. Each Loan Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and under the laws of each other jurisdiction in which it is qualified to do business, with all power and authority (corporate or otherwise) necessary (a) to enter into this Amendment No. 3 and the documents executed in connection herewith and to perform all of its obligations hereunder and thereunder and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Each of Holdings, SWAC I and the New Subsidiary has all power and authority (corporate or otherwise) necessary to enter into the USR Purchase Agreement and all documents and agreements entered into in connection therewith (collectively, the “USR Purchase Documents”), to perform all of its obligations thereunder and to consummate the USR Acquisition in accordance with the terms thereof.
          5.2. Enforceability. Each Loan Party has taken all action (corporate or otherwise) required to make the provisions of this Amendment No. 3 and the documents executed in connection herewith valid and enforceable obligations of such Loan Party, as they purport to be. Each Loan Party has duly authorized, executed and delivered this Amendment No. 3 and the documents executed in connection herewith. This Amendment No. 3 and each document executed in connection herewith is the legal, valid and binding obligations of such Loan Party and each is enforceable against such Loan Party in accordance with its terms. Each of Holdings, SWAC I and the New Subsidiary has taken all action (corporate or otherwise) required to make the provisions of the USR Purchase Documents valid and enforceable obligations of Holdings, SWAC I and the New Subsidiary, as they purport to be. Each of Holdings, SWAC I and the New Subsidiary has duly authorized, executed and delivered each USR Purchase Document to which it is a party. Each USR Purchase Document is the legal, valid and binding obligation of each of Holdings, SWAC I and the New Subsidiary, and each is enforceable against each of Holdings, SWAC I and the New Subsidiary in accordance with its terms, in each case, to the extent it is a party thereto.

          5.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance by any Loan Party of this Amendment No. 3 or any document executed in connection herewith nor the execution, delivery or performance by Holdings, SWAC I or the New Subsidiary of the USR Purchase Documents, nor the consummation of any other transaction referred to or contemplated by this Amendment No. 3, any document executed in connection herewith or the USR Purchase Documents, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:
          5.3.1 any breach or termination of any agreement, instrument, deed or lease to which such Loan Party or SWAC I is a party or by which such Loan Party or SWAC I is bound, or of the charter, by-laws or other organizational documents, as applicable, of such Loan Party or SWAC I;
          5.3.2 the violation of any law, judgment, decree or governmental order, rule or regulation applicable to such Loan Party or SWAC I;
          5.3.3 the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Collateral which secure the Obligations) upon any of the assets of such Loan Party or SWAC I; or
          5.3.4 any redemption, retirement or other repurchase obligation of such Loan Party or SWAC I under any charter, by-law, organizational document, agreement, instrument, deed or lease to which such Loan Party or SWAC I is a party.
Except such as have been obtained and are in full force and effect, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Loan Party or SWAC I in connection with the execution, delivery and performance by such Loan Party of this Amendment No. 3 or any document executed in connection herewith or the consummation of the transactions contemplated hereby or thereby or the execution, delivery and performance by such Loan Party or SWAC I of the USR Purchase Documents or any transaction contemplated thereby.
          5.4. Defaults. No Default exists or, immediately after giving effect to this Amendment No. 3 and the consummation of the USR Acquisition, will exist.
          5.5. Incorporation of Representations and Warranties. The representations and warranties set forth in Article V of the Credit Agreement and in Section 10 of the Holdings/TCAC Guaranty, Section 10 of the Holdings/S&W Corp. Guaranty, Section 10 of the Operating Companies Guaranty and Section 10 of the Subsidiary Guaranty are each true and correct in all material respects on the date hereof as if originally made on and as of the date hereof, except (a) to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date, provided that all representations and warranties set forth in Article V with respect to the Schedules shall be true and correct as of the date hereof with reference to the updated Schedules delivered herewith and (b) for purposes of this Section 5.5, all references in

Article V of the Credit Agreement to the “Loan Parties” shall be deemed to include the New Subsidiary.
          5.6 Permitted Acquisition. The USR Acquisition constitutes a “Permitted Acquisition” under and as defined in the Credit Agreement.
     6. Conditions. The effectiveness of this Amendment No. 3 shall be subject to and shall occur upon the satisfaction of the following conditions:
          6.1 Corporate Matters. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the due organization, valid existence and good standing of the New Subsidiary (other than the foreign qualification certificates of the New Subsidiary to be delivered in accordance with Section 11 below), the other Borrowers and SWAC I, the authorization of this Amendment No. 3, the USR Purchase Documents and any and all other documents, instruments and agreements contemplated hereby or thereby or executed and delivered in connection herewith or therewith, and any other legal matters relating to the Loan Parties, this Amendment No. 3, the other Loan Documents or the USR Acquisition, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
          6.2 Consummation of this Amendment No. 3. The Administrative Agent shall have received this Amendment No. 3 fully executed by the parties hereto.
          6.3 Joinders and Other Amendments. The Administrative Agent shall have received (i) a Second Amended and Restated Revolving Line of Credit Note in the form of Exhibit A-1 annexed hereto, duly executed by the Borrowers, (ii) a Joinder Agreement with respect to the Holdings/S&W Corp. Guaranty in the form of Exhibit A-2 annexed hereto, duly executed by the New Subsidiary, pursuant to which the New Subsidiary shall become a party to the Holdings/S&W Corp. Guaranty as an additional guarantor thereunder, (iii) a Joinder Agreement with respect to the Holdings/TCAC Guaranty in the form of Exhibit A-3 annexed hereto, duly executed by the New Subsidiary, pursuant to which the New Subsidiary shall become a party to the Holdings/TCAC Guaranty as an additional guarantor thereunder, (iv) a Joinder Agreement with respect to the Operating Companies Guaranty in the form of Exhibit A-4 annexed hereto, duly executed by the New Subsidiary, pursuant to which the New Subsidiary shall become a party to the Operating Companies Guaranty as an additional guarantor thereunder, (v) a Joinder Agreement with respect to the Pledge and Security Agreement in the form of Exhibit A-5 annexed hereto, duly executed by the New Subsidiary, pursuant to which the New Subsidiary shall become party to the Pledge and Security Agreement as an additional pledgor thereunder, (vi) a Joinder Agreement with respect to Hazardous Materials Indemnity Agreement in the form of Exhibit A-6 annexed hereto, duly executed by the New Subsidiary, pursuant to which the New Subsidiary shall become a party to the Hazardous Materials Indemnity Agreement as an additional Indemnitor thereunder and (vii) the Holding/S&W Corp./TCAC Guaranty in the form of Exhibit H-3 annexed hereto, duly executed by each of Holdings, S&W Corp. and TCAC, pursuant to which each such party shall guaranty the obligations of the New Subsidiary as a co-borrower under the Credit Agreement.

          6.4 Schedules. The Administrative Agent shall have received revised Schedules to the Credit Agreement which Schedules shall be attached hereto. Such Schedules shall be deemed to be incorporated into the Credit Agreement as of the date hereof and each reference in the Credit Agreement to any such Schedule shall be deemed to refer to such Schedule attached hereto on and after the date hereof.
          6.5 Security Interests in Personal and Mixed Property. The Administrative Agent shall have received evidence satisfactory to it that the Loan Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments (other than the stock certificates of the New Subsidiary which are to be delivered in accordance with Section 11 below), and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected first priority security interest in the entire personal and mixed property Collateral of the New Subsidiary.
          6.6 Leases; Collateral Access Agreements. In the case of each leased premises where any Collateral of the New Subsidiary is located, the Administrative Agent shall have received a copy of the lease (and all amendments thereto) between the New Subsidiary and the landlord or bailee party thereto and, to the extent requested by the Administrative Agent, a Collateral Access Agreement with respect thereto duly executed by such landlord or bailee.
          6.7 Necessary Governmental Authorizations and Consents. The Loan Parties shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Indebtedness, Liens and agreements listed on Schedule 5.14 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the USR Acquisition and the other transactions contemplated by this Amendment No. 3, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the USR Acquisition shall have expired or been terminated without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the USR Acquisition. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.
          6.8 Consummation of the USR Acquisition.
          (a) All conditions precedent to the consummation of the USR Acquisition, including those set forth in the USR Purchase Documents, shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent;
          (b) the USR Acquisition shall have been consummated in accordance with the terms of the USR Purchase Documents;

          (c) the Administrative Agent shall have received copies of the USR Purchase Documents and the same shall be satisfactory to the Agent and shall be in full force and effect and shall not have been amended, modified or supplemented except in accordance with the terms hereof;
          (d) the Administrative Agent shall have received evidence that all filings and registrations required to be made with the Governmental Authorities in connection with the consummation of the USR Acquisition shall have been submitted and, to the extent applicable, approved, and all waiting periods expired, and shall be effective; and
          (e) the Administrative Agent shall have received a certificate of an officer of the Borrower Representative to the effect that the conditions set forth in clauses (a)-(d) above have been satisfied
          6.9 Existing USR Debt; Liens. The Administrative Agent shall have received evidence that all principal, interest, and other amounts owing in respect of all outstanding Indebtedness of Predecessor USR or the New Subsidiary (other than Indebtedness permitted to remain outstanding in accordance with Section 7.01 of the Credit Agreement, as amended hereby) have been repaid in full. The Administrative Agent shall have received evidence that, as of the date hereof, neither the assets and properties of Predecessor USR nor the assets or properties of the New Subsidiary are subject to any Liens (other than Liens permitted to remain outstanding in accordance with Section 7.02 of the Credit Agreement, as amended hereby).
          6.10 Evidence of Insurance. The Administrative Agent shall have received a certificate from the Loan Parties’ insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 6.09 of the Credit Agreement is in full force and effect and covers each of the Loan Parties, including without limitation, the New Subsidiary, and that the Administrative Agent on behalf of the Lenders has been named as additional insured, mortgagee and loss payee thereunder to the extent required under such Section 6.09.
          6.11 Legal Opinions. The Administrative Agent shall have received (a) a favorable opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) of Greenberg Traurig LLP, counsel to the Loan Parties, with respect to the Loan Parties (including without limitation, the New Subsidiary), this Amendment No. 3, the USR Acquisition and the documents to be delivered in connection herewith and therewith and covering such other matters as the Administrative Agent may request, which shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel, (b) a favorable written opinion (addressed to Predecessor USR) of Greenberg Traurig LLP, counsel to Holdings, SWAC I and the New Subsidiary, with respect to the USR Acquisition, which opinion shall provide that the Administrative Agent and the Lenders shall be entitled to rely thereon and shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (c) a favorable opinion (addressed to Holdings) of Bass, Berry & Sims PLC, counsel to Predecessor USR, with respect to the USR Acquisition, which opinion shall provide that the Administrative Agent and the Lenders shall be entitled to rely thereon and shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          6.12 Officer Certificate Regarding Representations and Absence of Defaults. The Administrative Agent shall have received a certificate, dated the date hereof and signed by a officer of the Borrower Representative, confirming that both before and after giving effect to the USR Acquisition, each of the representations in the Loan Documents is true and correct and no Default or Event of Default exists or would result therefrom.
          6.13 Audited Financial Statements of Predecessor USR. The Administrative Agent shall have received audited financial statements of Predecessor USR for each of the two most recent fiscal years, together with interim financial statements of Predecessor USR for the current fiscal year.
          6.14 Copies of Material Contracts, etc. To the extent requested by the Administrative Agent, the Administrative Agent shall have received copies of all material contracts, licenses, permits and governmental approvals of Predecessor USR.
          6.15 Pro Forma Calcuation of Financial Covenants. The Administrative Agent shall have received a certificate prepared by the Loan Parties demonstrating compliance with the financial covenants set forth in the Credit Agreement on a pro forma basis after giving effect to the USR Acquisition, which certificate shall be satisfactory in form and substance to the Administrative Agent.
          6.16 Other Documents. The Administrative Agent shall have received duly executed copies of such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Amendment No. 3 or the USR Purchase Documents, each in form and substance acceptable to the Administrative Agent.
          6.17 Legal Matters. All legal matters incident to the transactions contemplated hereby or by the USR Purchase Documents shall be satisfactory to counsel for the Administrative Agent.
          6.18 Fees and Expenses. The Loan Parties shall have paid all fees and expenses of the Administrative Agent (including the reasonable fees and expenses of its legal counsel) in connection with this Amendment No. 3 and the documents executed in connection herewith and the transactions contemplated herein.
     7. Further Assurances. Each of the Loan Parties will, promptly upon the request of the Administrative Agent from time to time, execute, acknowledge, deliver, file and record all such instruments and notices, and take all such other action, as the Administrative Agent deems necessary or advisable to carry out the intent and purposes of this Amendment No. 3 (and the attached acknowledgements and consents) and the documents executed in connection therewith.
     8. No Defenses/Release. Each Loan Party warrants and represents to the Administrative Agent and Lenders that such Loan Party has no claims, counterclaims, offsets or defenses to the Loan Documents or the Obligations, or if any such Person does have any claims, counterclaims, offsets or defenses to the Loan Documents or the Obligations, the same are hereby waived, relinquished and released in consideration of the execution and delivery of this Amendment No. 3 by the Administrative Agent and the Lenders.
     9. General. Except as specifically amended hereby or by any of the amendments referred to in Section 6.3 above, all of the terms and provisions of the Credit Agreement, the Guaranty and each of the other Loan Documents and all related documents, shall remain in full force and effect and are hereby ratified and confirmed. This Amendment No. 3 may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties thereto and their respective successors and assigns, including as such successors and assigns, all holders of any Obligation. Delivery of an executed counterpart of a signature page of this Amendment No. 3 by telecopy or in PDF format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment No. 3. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, Section 5-1401 of the New York General Obligations Law.
     10. Waiver. The Administrative Agent and the Lenders hereby confirm that the Administrative Agent and the Lenders have not yet declared the Potential Event of Default to be an Event of Default. The Administrative Agent and the Lenders hereby waive the requirement under Section 4 of the Post-Closing Letter that the Borrowers cause the dissolution and liquidation of the German Subsidiary. The parties acknowledge and agree that the foregoing waiver is limited solely to Section 4 of the Post-Closing Letter and do not constitute a waiver of any other presently existing or future Default or Event of Default or a waiver of compliance with any other provision of the Loan Documents for any other purpose or on any other occasion.
     11 Post-Closing Matters. The Loan Parties hereby agree that (a) no later than August 15, 2009, the Loan Parties shall deliver to the Administrative Agent foreign qualification certificates as to the New Subsidiary from the Secretary of State of each of Kansas, New York, North Carolina, Pennsylvania, Tennessee and Texas demonstrating that the New Subsidiary is qualified to do business in each such state as a foreign corporation, (b) no later than July 31, 2009, the Loan Parties shall deliver to the Administrative Agent certificates (which certificates shall be accompanied by irrevocable stock powers, undated and duly endorsed in blank and otherwise reasonably satisfactory in form and substance to the Administrative Agent) representing all capital stock and other equity interests of the New Subsidiary being pledged under the Security Agreement, (c) no later than August 15, 2009, the Loan Parties shall deliver to the Administrative Agent Collateral Access Agreements duly executed by the landlord with respect to each of the following locations leased by the New Subsidiary: (i) Suite 112 of Aspen Grove Business Center I, 277 Mallory Station Road, Franklin, Tennesse and (ii) Suite 509 of Aspen Grove Business Center, 416 Mary Lindsay Polk Drive, Franklin, Tennessee, in each case, in form and substance reasonably satisfactory to the Administrative Agent and (d) no later than January 16, 2010, the Loan Parties will close any and all deposit accounts maintained by the New Subsidiary or Predecessor USR with Tennessee Commerce Bank and provide evidence of the closing of such accounts to the Administrative Agent. The Loan Parties acknowledge and agree that any failure of the Loan Parties to comply with any provision of this Section 11 shall, at the option of the Administrative Agent, constitute an Event of Default under the Credit Agreement.
[Signature pages follow]

     Each of the undersigned has caused this Amendment No. 3 to be executed and delivered by its duly authorized officer as of the date first above written.

Loan Parties: SMITH & WESSON HOLDING CORPORATION
By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President, Chief Financial Officer and Treasurer

SMITH & WESSON CORP.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

THOMPSON/CENTER ARMS COMPANY, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

THOMPSON CENTER HOLDING CORPORATION
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

[Signatures appear on following pages]

FOX RIDGE OUTFITTERS, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

BEAR LAKE HOLDINGS, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

K.W. THOMPSON TOOL COMPANY, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

O.L. DEVELOPMENT, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

UNIVERSAL SAFETY RESPONSE, INC.
By:	/s/ Matthew A. Gelfand
Matthew A. Gelfand
President

[Signatures appear on following page]

Administrative Agent: TD BANK, N.A., as Administrative Agent
By:	/s/ Maria P. Goncalves
Maria P. Goncalves, Senior Vice President

Lender: TD BANK, N.A., as sole Lender
By:	/s/ Maria P. Goncalves
Maria P. Goncalves, Senior Vice President